UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2010
The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13293 (Commission File No.)	23-2874736 (I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (513) 851-4900
Not Applicable
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 26, 2010, The Hillman Companies, Inc. (the “Company”) issued a press release announcing that, in connection with the transaction in which affiliates of Oak Hill Capital Partners will acquire the Company, it is expected that the Company’s existing Amended Senior Credit Facility and its Subordinated Debt Issuance will be refinanced. The Company further expects to enter into a new $320 million Senior Secured Credit Facility and to issue approximately $150 million of Senior Unsecured Notes in a private offering in connection with such transaction. The Company’s publicly traded trust preferred securities will remain outstanding, will not be converted or exchanged, and will continue to trade on the NYSE-AMEX.
     The text of the press release is included as an exhibit to this Form 8-K.
     The Senior Unsecured Notes referenced above will not be and have not been registered under the Securities Act of 1933 and may not be offering or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 9.01 Financial Statements and Exhibits
(a)     Not Applicable.
(b)     Not Applicable.
(c)     Not Applicable.
(d)     Exhibits

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated April 26, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010	THE HILLMAN COMPANIES, INC.
/s/ James P. Waters
James P. Waters
Chief Financial Officer

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated April 26, 2010